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                           LOAN AND SECURITY AGREEMENT


                                 by and between

                                   RAM MUKUNDA

                                  ("Borrower")

                                       and

                    STARTEC GLOBAL COMMUNICATIONS CORPORATION

                                   ("Lender")



                                 25 October 2000





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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of October 25, 2000 by and between Ram Mukunda ("Borrower"), and Startec Global Communications Corporation, a Delaware corporation ("Lender").

                                 R E C I T A L S

A. Whereas, Borrower and Lender executed that certain Loan and Security Agreement dated October 8, 1998 (the "Original Agreement"), whereby Borrower borrowed certain funds from Lender (the "Original Borrowed Money");

B. Whereas, Borrower and Lender desire to amend and restate the Original Agreement to provide for an increase in the loan amount;

C. Whereas, the parties desire to define the terms and conditions of their relationship and to reduce their arrangements to writing.

         NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         SECTION 1.1. AGREEMENT. "Agreement" means this Amended and Restated Loan and Security Agreement, as it may be amended or supplemented from time to time.

         SECTION 1.2. APPLICABLE INTEREST RATE. "Applicable Interest Rate" means 7.87% per annum for all amounts due and owing to the Lender hereunder.

         SECTION 1.3. BORROWED MONEY. "Borrowed Money," means any obligation to repay money, any indebtedness evidenced by this Loan and Security Agreement and shall include the Original Borrowed Money.

         SECTION 1.4. BORROWER. "Borrower" has the meaning set forth in the Preamble.

         SECTION 1.5. BUSINESS DAY. "Business Day" means any day on which financial institutions are open for business in the State of Maryland, excluding Saturdays and Sundays.


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         SECTION 1.6. CLOSING DATE. "Closing" and "Closing Date" mean the date on which this Agreement is executed by and between the Borrower and the Lender.

         SECTION 1.7. LENDER. "Lender" has the meaning set forth in the Preamble,

         SECTION 1.8. LOAN. "Loan" has the meaning set forth in Section 2.1(a).

         SECTION 1.9. LOAN DOCUMENTS. "Loan Documents" means and includes this Agreement the final, executed Escrow Agreement and each and every other document now or hereafter delivered in connection therewith, as any of them may be amended, modified, or supplemented from time to time.

         SECTION 1.10. PERSON. "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

         SECTION 1.11. TERMS. "Term" has the meaning set forth in Section 2.3.

                                   ARTICLE II

                                      LOAN

         SECTION 2.1. TERMS.

(a) Borrower and Lender agree that the additional loan advanced by Lender to Borrower hereunder (the "Additional Borrowed Money") will be Five Hundred Five Thousand and No Dollars ($561,000). The aggregate Borrowed Money outstanding as of the date hereof is Nine Hundred Thousand and No/100 Dollars ($961,000) (such aggregate Borrowed Money being referred to herein as the "Loan").

(b) Borrower hereby agrees to repay Lender the principal amount of the Loan pursuant to the terms and conditions set forth herein.
(c) Applicable Interest Rate. Borrower further agrees to pay the Lender interest on the Loan from the date hereof until repaid, at a rate per annum in arrears (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Applicable Interest Rate.

         SECTION 2.2. PAYMENTS. Principal payable on account of this Loan shall be due and payable by Borrower to Lender immediately upon the earliest of (i) September 30, 2001; or (ii) the termination of this Agreement pursuant to
Section 2.3(b) hereof. Interest shall be due and payable at the time that principal amounts are fully paid. Pursuant to Section 2.3(b), the Loan may be prepaid in whole or in part at any time or from time to time without premium or penalty.


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         SECTION 2.3. TERM.

(a) This Agreement shall be in effect from the Closing Date until September 30, 2001 ("the Term"), unless terminated as provided in subsection (b) of this Section, and this Agreement may be renewed for one-year periods thereafter upon the mutual written agreement of the parties.

(b) Borrower may terminate this Agreement at any time, provided that as of the effective date of such termination, Borrower shall pay to Lender the full amount of any outstanding principal and interest then due and owing on the Loan.

         SECTION 2.4. SECURITY.

         Borrower and Lender agree that this Loan shall be secured by, and the Lender shall have legal recourse to, the Stock placed in escrow as set forth in
Section 2.5. Lender's right of recourse to the security described herein shall be secondary to any pre-existing security interests in such property held by any other Persons.

         SECTION 2.5. ESTABLISHMENT OF ESCROW SECURITY.

         As security for payments hereunder the Borrower has placed in escrow certain securities of Startec Global Communications Corporation (the "Original Stock") owned by Borrower, valued at an amount equal to five hundred thousand dollars ($500,000), as more fully set forth in the Original Loan Agreement.

         As security for payments hereunder for the Additional Borrowed Money, Borrower agrees to place in escrow additional securities of Startec Global Communications Corporation (the "Additional Stock") valued at an amount equal to one million dollars ($1,000,000). The Additional Stock shall be valued at the Fair Market Valuation as of the date the escrow agreement for the Additional Stock (the "Additional Escrow Agreement") is executed by and among the parties. For the purpose of this paragraph, a Fair Market Valuation for the Additional Stock on any given day shall be equal to the closing price reported for the Stock on the National Association of Securities Dealers Automated Quotation System (NASDAQ) two business days prior to the date of the Escrow Agreement.

         The Original Stock and the Additional Stock (collectively, the "Stock") shall be placed in a segregated account to be held by an escrow agent for the purpose of securing payment of the Loan. Following the execution and delivery of this Agreement, the parties shall enter into the Additional Escrow Agreement with the escrow agent set forth in the Original Escrow Agreement, a copy of the Additional Escrow Agreement is attached hereto as Exhibit A. Simultaneously with the execution and delivery of the Additional Escrow Agreement, the Borrower shall deliver the Additional Stock to the Escrow Agent.

         SECTION 2.6. ENTITLEMENT TO ESCROW SECURITY. In the event that Borrower fails to satisfy his obligations hereunder in accordance with the payment terms of Section 2.2 and fails to make interest and principal payments required hereunder by September 30, 2001,


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1999, Lender shall, in addition to all other legal and equitable remedies, have recourse to the Stock but only in amounts equal to the principal and interest amounts remaining due and unpaid. Within thirty days following the last day of the Term, Lender shall provide Borrower and Escrow Agent with notice ("Notice to Recover") of its intention to recover amounts due and outstanding out of the escrowed Stock. If Borrower fails to satisfy his obligations under Section 2.2 within 15 days of his receipt of Notice to Recover, the Escrow Agent shall release and provide to Lender escrowed Stock equal to the amount due and outstanding from Borrower to Lender. The value of the Stock at the time that Lender shall be entitled to recourse thereto (i.e., in the event borrower fails to satisfy his obligations hereunder) shall be determined by a Fair Market Valuation. For the purpose of this paragraph, a Fair Market Valuation on any given day shall be equal to the closing price reported for the Stock on the National Association of Securities Dealers Automated Quotation System (NASDAQ) for the 30 business days prior to the date of this Agreement.

         SECTION 2.7. RELEASE OF ESCROW SECURITIES TO BORROWER. Upon the earlier of (1) notice jointly provided to the Escrow Agent that the interest and principal amounts due hereunder have been paid; or (2) September 30, 2002, all Stock remaining in escrow shall be released and returned to Borrower.

         SECTION 2.8. FURTHER SECURITY. Borrower and Lender agree that this Loan shall be secured by, and Lender shall have legal recourse to, all of Borrower's personal estate, including, but not limited to, all now-owed and hereafter acquired real or personal property, deposit accounts, money, insurance proceeds, securities and rights to payment of every kind and description, and all of Borrower's contract rights, and all of Borrower's rights, remedies, interest, security and liens, in any real or personal property. Lender's right of recourse to the security described herein shall be secondary to any pre-existing security interests in such property held by any other Persons.


                                   ARTICLE III

                                  MISCELLANEOUS


         SECTION 3.1. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to their subject matter and supersedes all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement nor any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.

         SECTION 3.2. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage paid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant


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party at its address set forth below, or at such address as such party may, by written notice, designate as its address for purposes of notice hereunder.

              (a) If to Lender at:

                  Startec Global Communications Corporation
                  10411 Motor City Drive
                  Bethesda, Maryland 20817
                  Attention: Subhash Pai, Senior Vice President and Controller
                  Telephone: (301) 365-8969

              (b) If to Borrower, at:

                  Mr. Ram Mukunda
                  8906 Durham Drive
                  Potomac, Maryland 20854
                  Telephone: (301) 469-8906

         If mailed, notice shall be deemed to be given five (5) days after being sent, if sent by personal delivery or telecopier, notice shall be deemed to be given when delivered, and if sent by prepaid courier, notice shall be deemed to be given on the next Business Day following deposit with the courier.

         SECTION 3.3. SEVERABILITY. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term, covenant or condition is invalid, illegal or unenforceable, the parties hereto shall amend this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

         SECTION 3.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

         SECTION 3.5. INTERPRETATION. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, except as the context otherwise requires.


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         SECTION 3.6. THIRD PARTIES. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including, without limitation, Borrower's duties under any account or contract in which Lender has a security interest.

         SECTION 3.7. CONSTRUCTION. The validity and construction of this Agreement and all matters pertaining hereto shall be determined in accordance with the laws of the State of Maryland.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                            LENDER:

ATTEST:                                     STARTEC GLOBAL COMMUNICATIONS
                                            CORPORATION
                                            A Delaware Corporation


By:                                         By:
    ------------------------                   ---------------------------------
         Name: Subhash Pai                  Name: Prabhav Maniyar
         Title: Senior Vice President and   Title: Corporate Vice President .
         Controller                         and Chief Financial Officer



ATTEST:                                     BORROWER:

                                            RAM MUKUNDA


By:                                         By:
    ------------------------                   ---------------------------------
         Name: Subhash Pai                           Ram Mukunda
         Title: Senior Vice President and
         Controller


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